UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

On May 1, 2023, SunPower Corporation (the “Company”) announced that Jennifer Johnston will join the Company as the Executive Vice President and Chief Operating Officer of the Company, effective as of May 8, 2023.

Ms. Johnston, 43, is an accomplished executive with over two decades of experience leading teams in operations, manufacturing, logistics, and finance. She joins the Company from Nimble Robotics, a leading-edge robotic technology company that specializes in automating e-commerce order fulfillment, where she served as its chief operating officer and chief financial officer. Prior to joining Nimble Robotics, Ms. Johnston spent 10 years at Amazon in both North America and Europe, where she held both finance and business leadership positions across Amazon Fulfillment, Amazon Logistics, Amazon Go, and AWS, driving operational and financial scalability across each of the businesses. Ms. Johnston also held various roles in both operations and finance at other large organizations including General Electric, Bristol Myers Squibb, Saint-Gobain, and the Gillette Company, where she oversaw complex operations, managed large teams, and drove significant improvements in efficiency and cost-effectiveness. Ms. Johnston holds a bachelor's degree in business administration with a concentration in finance from Northeastern University.

There are no arrangements or understandings between Ms. Johnston and any other persons pursuant to which Ms. Johnston was named to this position with the Company. Ms. Johnston has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

In connection with her appointment as the Executive Vice President and Chief Operating Officer, Ms. Johnston entered into the Company’s form of executive employment agreement, which is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020.

Transition Agreement and Release

On April 25, 2023, Derek Kuzak resigned from the position of Executive Vice President, Operations of the Company.

Effective as of the same date, the Company and Mr. Kuzak entered into a Transition Agreement and Release (the “Transition Agreement”). The Transition Agreement provides that, effective as of May 8, 2023, Mr. Kuzak will continue in the employment of the Company as a Senior Advisor to the Chief Executive Officer of the Company until his employment with the Company terminates on June 2, 2023. Mr. Kuzak’s termination of employment on June 2, 2023 will constitute a terminaton of employment by the Company without cause within the meaning of the SunPower Corporation 2023 Management Career Transition Plan (the “MCTP”). The Transition Agreement further provides that, subject to the execution and nonrevocation of a release of claims in favor of the Company, the Company will forgive Mr. Kuzak’s obligation to repay the unvested portion of his hiring bonus, and will also provide Mr. Kuzak with severance benefits in accordance with Section 2.3 of the MCTP.

The above description is a summary of the Transition Agreement and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Quarterly Report on Form 10-Q of the Company for the applicable period and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On May 1, 2023, the Company issued a press release, included as Exhibit 99.1 hereto, announcing Ms. Johnston’s appointment.

The information furnished in Item 7.01 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 1, 2023	By:	/S/ EILEEN EVANS
	Name:	Eileen Evans
	Title:	Executive Vice President and Chief Legal Officer